Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  FISERV, INC.

             (Exact name of Registrant as specified in its charter)

           Wisconsin                                      39-1506125
 (State or other jurisdiction of            (IRS Employer Identification No.)
  incorporation or organization)

                  255 Fiserv Drive
                Brookfield, Wisconsin                      53045
(Address of Registrant's principal executive offices)    (Zip Code)

                    Fiserv, Inc. Employee Stock Purchase Plan
                     Australian Employee Stock Purchase Plan
                      Canadian Employee Stock Purchase Plan
                     Singapore Employee Stock Purchase Plan
               The Fiserv Group Savings-Related Share Option Plan
                              (Full title of plans)

                                KENNETH R. JENSEN
                         Senior Executive Vice President
                                  Fiserv, Inc.
                                255 Fiserv Drive
                           Brookfield, Wisconsin 53045
                            Telephone: (262) 879-5000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------
                                        Proposed          Proposed
                                        Maximum           Maximum
Title of                                Offering          Aggregate       Amount of
Securities to        Amount to be       Price Per         Offering       Registration
be Registered (1)    Registered (2)(3)  Share (3)(4)      Price (3)(4)     Fee(3)(4)
-------------        ----------         -----             -----              ---
Common Stock,           1,200,000       $34.75         $41,700,000     $11,008.80
$.01 par value,         shares
including Preferred
Stock Purchase Rights
attached to the shares
-------------------------------------------------------------------------------------

     (1) Pursuant to Instruction F of Form S-8 and Rule 416(c), there are hereby registered an indeterminate amount of interests in the Employee Stock Purchase Plan. Pursuant to Rule 457(h)(2), no separate fee is required with respect to the interests in the Employee Stock Purchase Plan.

     (2) The number of shares of Common Stock to be registered and the Preferred Stock Purchase Rights attached to the shares may be adjusted in accordance with the provisions of the Plan in the event that, during the period the Plan is in effect, the number of shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company through reorganization, merger or consolidation, recapitalization, stock split, split-up, combination, exchange of shares, declaration of any Common Stock dividends or similar events without receipt of consideration by the Company. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares which by reason of any such events may be issued in accordance with the provisions of the Plan.

     (3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") and based upon the average of the high and low sales prices for the Common Shares as reported on the Nasdaq National Market System on April 5, 2000. Pursuant to Rule 429 under the Securities Act, the prospectus included in this Registration Statement is a combined prospectus also relating to the Registrant's Registration Statement previously filed on Form S-8 No. 333-89957 on which 800,000 shares were registered and a filing fee in the amount of $6,699 was previously paid to register these shares.

     (4) The value attributable to the Preferred Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.

                                     PART I

              Information Required in the Section 10(a) Prospectus

     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     Fiserv, Inc. ("Fiserv" or the "Company") and each of the Fiserv, Inc. Employee Stock Purchase Plan, the Australian Employee Stock Purchase Plan, the Canadian Employee Stock Purchase Plan, the Singapore Employee Stock Purchase Plan, and The Fiserv Group Savings-Related Share Option Plan, and (collectively, the "Plans") hereby incorporate by reference in this Registration Statement the following documents that have been filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above; and

     (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, dated September 3, 1986, including any amendment or report filed for the purpose of updating such description.

     (d) The description of the Company's Preferred Purchase Rights contained in the Company's Registration Statement on Form 8-A, dated February 23, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company and each of the Plans with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the securities registered under this Registration Statement will be passed upon by Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Company. Mr. Sprague beneficially owns 84,697 shares of Fiserv Common Stock, which number includes vested but unexercised stock options.

Item 6. Indemnification of Directors and Officers

     In general, the Wisconsin Business Corporation Law provides that a corporation shall indemnify directors and officers for all reasonable expenses incurred in connection with the successful defense of actions arising in connection with their service as directors and officers of the corporation. In proceedings in which the director or officer is not successful in the defense thereof, the Wisconsin Business Corporation Law provides that the corporation shall indemnify a director or officer against liability unless the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct. The Wisconsin Business Corporation Law specifically states that it is the policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. In addition, the corporation may reimburse a director or officer for his expenses in defending against actions as they are incurred upon the director's or officer's written request accompanied by a written affirmation of his good faith belief that he has not breached or failed to perform his duties to the corporation and a written undertaking to repay amounts advanced if it is ultimately determined that indemnification is not required under the Wisconsin Business Corporation Law. A court of law may order that the corporation provide indemnification to a director or officer if the court finds that the director or officer is entitled thereto under the applicable statutory provision or is fairly and reasonably entitled thereto in view of all the relevant circumstances, whether or not such indemnification is required under the applicable statutory provision.

     The  Wisconsin  Business   Corporation  Law  specifies  various  procedures
pursuant  to  which  a  director  or  officer   may   establish   his  right  to
indemnification.

     Provided that it is not determined by or on behalf of the corporation that the director or officer breached or failed to perform a duty owed to the corporation and such breach or failure meets certain specified criteria constituting, in general, some act of misconduct, a Wisconsin corporation may provide additional rights to indemnification under its articles of incorporation or by-laws, by written agreement, by resolution of its board of directors or by a vote of the holders of a majority of its outstanding shares.

     The Registrant's By-laws provide for indemnification and advancement of expenses of directors and officers to the fullest extent provided by the Wisconsin Business Law. This provision is not exclusive of any other rights to indemnification or the advancement of expenses to which a director or officer may be entitled under any written agreement, resolution of directors, vote of shareholders, by law or otherwise. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expenses.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     See Exhibit Index.

Item 9. Undertakings

     (a)  Rule 415 Offering

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Indemnification  for  Liabilities  arising under the Securities
          Act of 1933

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brookfield, State of Wisconsin on April 7, 2000.

                                             FISERV, INC.


                                             By:      /S/KENNETH R. JENSEN
                                                --------------------------
                                                Kenneth R. Jensen
                                                Senior Executive Vice
                                                President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

                             Chairman, Chief Executive             April 7, 2000
         *                   Officer, President and Director
----------------------       (Principal Executive Officer)
(Leslie M. Muma)

 /S/KENNETH R. JENSEN        Senior Executive Vice President,      April 7, 2000
----------------------       Treasurer and Director (Principal
(Kenneth R. Jensen)           Financial and Accounting Officer)

         *                   Vice Chairman and Director            April 7, 2000
---------------------
(Donald F. Dillon)

         *                   Director                              April 7, 2000
---------------------
(George D. Dalton)

         *                   Director                              April 7, 2000
---------------------
(Daniel P. Kearney)

         *                   Director                              April 7, 2000
---------------------
(Gerald J. Levy)

         *                   Director                              April 7, 2000
---------------------
(L. William Seidman)

         *                   Director                              April 7, 2000
---------------------
(Thekla R. Shackelford)


*By:  /S/KENNETH R. JENSEN
--------------------------
(Kenneth R. Jensen, individually and as
attorney-in-fact for the persons indicated)





The Plans. Pursuant to the Securities Act of 1933, the Fiserv, Inc. Employee Stock Purchase Plan Committee, which administers the Plans, has duly caused this registration statement to be signed on behalf of the Plans, thereunto duly authorized in the City of Brookfield, State of Wisconsin, on April 7, 2000.

                  FISERV, INC. EMPLOYEE STOCK PURCHASE PLAN COMMITTEE

                  By:      /S/JACK P. BUCALO
                     -----------------------
                  Name:    Jack P. Bucalo
                  Title:   Member of the Fiserv, Inc. Employee Stock
                           Purchase Plan Committee

                    EXHIBIT INDEX

         Exhibit
         Number               Description
         ------               -----------
         4.1                  Fiserv, Inc. Employee Stock Purchase Plan

         4.2                  Australian Employee Stock Purchase Plan

         4.3                  Canadian Employee Stock Purchase Plan

         4.4                  Singapore Employee Stock Purchase Plan

         4.5                  The Fiserv Group Savings-Related Share Option Plan

         4.6 Rights Agreement, dated as of February 23, 1998, between Fiserv, Inc. and Firstar Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, dated February 23, 1998 (File No. 0-14948).

         4.7 First Amendment to the Rights Agreement, dated December 1, 1999, appointing EquiServe as successor Rights Agent (incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, dated April 7, 2000).

         5.1 Opinion and consent of Charles W. Sprague, Esq., Executive Vice President, General Counsel and Secretary of the Registrant as to the legality of the Common Stock being Registered

        23.1                  Consent of Deloitte & Touche LLP, Independent
                              Auditors

        23.2 Consent of Charles W. Sprague, Esq. is contained in his opinion filed as Exhibit 5.1 to this Registration Statement

        24                    Powers of Attorney